Urban Outfitters, Inc.
Exhibit 11
INCOME PER SHARE CALCULATION:
OCTOBER 31, 1998 & 1997



INCOME PER SHARE CALCULATION:

                                    Three Months Ended October 31                           Nine Months Ended October 31
                            ---------------------------------------------       -------------------------------------------------
                                    1998                   1997                            1998                      1997
                            --------------------     --------------------       -----------------------     ---------------------
                                $      Per Share         $      Per Share              $      Per Share          $      Per Share
NET INCOME                  5,035,000      $0.28     4,783,000      $0.27         10,575,000      $0.59     10,062,000      $0.57
                            =========      =====     =========      =====         ==========      =====     ==========      =====
WEIGHTED AVERAGE COMMON
   SHARES & COMMON SHARE
   EQUIVALENTS OUTSTANDING-
   ASSUMING DILUTION                  17,873,003               17,915,156                    17,969,232                17,812,381
                                      ==========               ==========                    ==========                ==========


COMPUTATION OF COMMON SHARES
    & COMMON SHARE EQUIVALENTS OUTSTANDING:


                                                Three Months Ended October 31
                                  ----------------------------------------------------------
                                              1998                          1997
                                  ----------------------------  ----------------------------
                                  End of Period  Weighted Ave.  End of Period  Weighted Ave.
COMMON SHARES OUTSTANDING-
   BASIC                             17,617,754     17,702,030     17,643,028     17,608,764
                                                    ----------                    ----------

COMMON SHARE EQUIVALENTS:
         OPTIONS                      1,390,000      1,390,000        546,270        584,668
         ASSUMED REPURCHASED
                AT AVERAGE PRICE                    (1,219,027)                     (278,276)
                                                    ----------                    ----------

WEIGHTED AVERAGE COMMON
    EQUIVALENTS                                        170,973                       306,392
                                                    ----------                    ----------

TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING-
   ASSUMING DILUTION                                17,873,003                    17,915,156
                                                    ==========                    ==========


                                                 Nine Months Ended October 31
                                  ----------------------------------------------------------
                                              1998                          1997
                                  ----------------------------  ----------------------------
                                  End of Period  Weighted Ave.  End of Period  Weighted Ave.
COMMON SHARES OUTSTANDING-
   BASIC                             17,617,754     17,726,533     17,643,028     17,578,306
                                                    ----------                    ----------

COMMON SHARE EQUIVALENTS:
         OPTIONS                      1,390,000      1,346,598        546,270        541,889
         ASSUMED REPURCHASED
                AT AVERAGE PRICE                    (1,103,899)                     (307,814)
                                                    ----------                    ----------

WEIGHTED AVERAGE COMMON
    EQUIVALENTS                                        242,699                       234,075
                                                    ----------                    ----------

TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING-
  ASSUMING DILUTION                                 17,969,232                    17,812,381
                                                    ==========                    ==========